UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Resource America, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-4408	72-0654145
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive		(Zip Code)
Offices)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 10, 2011, Resource America, Inc. (NASDAQ: REXI) (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the "Agreement") between the Company and TD Bank, N.A., for itself and as agent for the Lenders defined therein.  The Agreement replaces the Loan and Security Agreement dated as of May 24, 2007.

The following material changes were made to the Agreement.  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

●	The maximum facility amount was increased from $12.9 million to $14.5 million consisting of a $5.0 million Term Loan and a $9.5 million Revolving Credit Loan.

●	The Maturity Date was extended to August 31, 2012 from October 15, 2011.

●	Required prepayments in connection with asset sales will permanently reduce only the Term Loan.

●	The applicable Base Rate was reduced to 225 basis points over the prime rate (with a 6% floor) from 300 basis points over the prime rate (with a 7% floor).

●	The applicable LIBOR rate was reduced to 300 basis points over LIBOR (with a 6% floor) from 450 basis points over LIBOR (with a 7.5% floor).

The foregoing description of the Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as an exhibit and incorporated into this report by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement dated March 10, 2011 by and among Resource America, Inc. and TD Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: March 15, 2011	/s/ Thomas C. Elliott
Thomas C. Elliott
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement dated March 10, 2011 by and among Resource America, Inc. and TD Bank, N.A.